As filed with the Securities and Exchange Commission on October 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3072771 (I.R.S. Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas 77064 (Addresses of Principal Executive Offices)	77064 (Zip Code)

NCI Building Systems, Inc. 2003 Long-Term Incentive Plan
(As Amended and Restated March 12, 2009)
(Full title of the plan)

Todd R. Moore
Executive Vice President and General Counsel
10943 North Sam Houston Parkway West
Houston, Texas 77064
(Name and address of agent for service)
(281) 897-7788
(Telephone number, including area code, of agent for service)
copy to:
Thomas P. Desmond
Vedder Price P.C.
222 North LaSalle Street
Chicago, IL 60601
(312) 609-7500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered(1)	price per share(2)	price(2)	registration fee
Common Stock, par value $.01 per share	1,060,000	$3.21	$3,402,600.00	$190

(1)	Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on October 15, 2009.

PART I
EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1
EX-23.1

PART I
EXPLANATORY NOTE
     This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the NCI Building Systems, Inc. 2003 Long-Term Incentive Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, NCI Building Systems, Inc. hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration No. 333-111139 and Registration No. 333-124266), including any amendments thereto or filings incorporated therein, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the registrant with the Securities Exchange Commission are incorporated by reference in this registration statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended):
•	the registrant’s Annual Report on Form 10-K, except for Part II, Item 8, “Financial Statements and Supplementary Data,” for the year ended November 2, 2008;

•	the registrant’s Quarterly Reports on Form 10-Q for the quarters ended February 1, 2009, May 3, 2009 and August 2, 2009;

•	the registrant’s Current Reports on Form 8-K filed on November 21, 2008, December 11, 2008, December 17, 2008, January 16, 2009, February 19, 2009, March 10, 2009, March 17, 2009, May 21, 2009, June 9, 2009, July 15, 2009, August 19, 2009, August 27, 2009, August 28, 2009, September 1, 2009, September 10, 2009 (two reports), September 15, 2009, September 30, 2009, October 8, 2009, October 9, 2009 and October 19, 2009;

•	the description of the registrant’s common stock contained in the registrant’s Form 8-A/A, filed on June 25, 1999, and any subsequent amendment thereto filed for the purpose of updating such description; and

•	all other documents filed by the registrant under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the termination of the offering.
     Any statement contained in this registration statement or a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that is deemed to be incorporated by reference in this registration statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
     The registrant’s certificate of incorporation provides that a director will not be liable to the registrant or its stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. The registrant’s Amended and Restated By-Laws provide that each current or former director, officer or employee of the registrant’s, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at the registrant’s request, will be indemnified by the registrant to the full extent permitted by law for liability arising from such service. The registrant’s Amended and Restated By-Laws require the registrant to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, the registrant’s By-laws authorize the registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant’s, or each such person who was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not the registrant would have the power or the obligation to indemnify him against such liability.
     The registrant has entered into written indemnification agreements with its directors and certain of its officers. Under these agreements, if an officer or director makes a claim of indemnification to the registrant, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination, within 45 days of the registrants’ receipt of such claim, whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the registrant to indemnify the officer or director.
     Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 8. Exhibits

Exhibit
Number	Description
*5.1	Opinion of Vedder Price P.C.

*23.1	Consent of Independent Registered Public Accounting Firm

*23.2	Consent of Vedder Price P.C. (included in Exhibit 5.1)

*24.1	Power of Attorney (included on signature page)

*	Filed herewith
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, NCI Building Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 19, 2009.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Norman C. Chambers
Norman C. Chambers
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, this Registration Statement and any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ Norman C. Chambers Norman C. Chambers	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 19, 2009
/s/ Mark E. Johnson Mark E. Johnson	Executive Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 19, 2009
/s/ William D. Breedlove William D. Breedlove	Director	October 19, 2009
/s/ Philip J. Hawk Philip J. Hawk	Director	October 19, 2009
/s/ Larry D. Edwards Larry D. Edwards	Director	October 19, 2009

Signature	Name and Title	Date
/s/ Ed L. Phipps Ed L. Phipps	Director	October 19, 2009
/s/ W. Bernard Pieper W. Bernard Pieper	Director	October 19, 2009
/s/ John K. Sterling John K. Sterling	Director	October 19, 2009
/s/ Gary L. Forbes Gary L. Forbes	Director	October 19, 2009
/s/ Max L. Lukens Max L. Lukens	Director	October 19, 2009
/s/ George Martinez George Martinez	Director	October 19, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description
*5.1	Opinion of Vedder Price P.C.

*23.1	Consent of Independent Registered Public Accounting Firm

*23.2	Consent of Vedder Price P.C. (included in Exhibit 5.1)

*24.1	Power of Attorney (included on signature page)

*	Filed herewith